UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2025

Opus Genetics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34079	11-3516358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Davis Drive, Suite 220 Durham, NC	27713
(Address of principal executive offices)	(Zip Code)

(248) 957-9024
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.02	Unregistered Sale of Equity Securities.

On August 25, 2025, Opus Genetics, Inc., a Delaware corporation (the “Company”), entered into subscription agreements (the “Subscription Agreements”) pursuant to which the Company agreed to issue and sell in a private placement (the “Private Placement”) to certain investors (the “Subscribers”) an aggregate of 3,138,338 shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”). The aggregate gross proceeds from the Private Placement are approximately $3.5 million. The Private Placement closed on August 25, 2025.

The Company intends to use the net proceeds of the Private Placement to expedite manufacturing process development, including scale-up of clinical and commercial production and testing, to ensure sufficient supply of cGMP material for its gene therapy candidates, OPGx-LCA5 and OPGx-BEST1. No underwriting discounts or commissions were paid with respect to the Private Placement.

The Private Placement was led by Cam Gallagher, Chair of the Company’s board of directors (the “Board”), with an investment of $1.0 million, along with participation by Sean Ainsworth, the lead independent director of the Board, and other investors.

The Shares issued and sold pursuant to the Subscription Agreements are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and are sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, the intended use of proceeds of the Private Placement and other statements relating to the Private Placement. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “approach,” “believe,” “contemplate,” “could,” “designed”, “estimate,” “expect,” “goal,” “intend,” “look,” “may,” “mission,” “plan,” “possible,” “potential,” “predict,” “project,” “pursue,” “should,”, “strive”, “target,” “will,” “would,” or the negative thereof and similar words and expressions. Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to the Company. Such statements are neither promises nor guarantees, and involve a number of known and unknown risks, uncertainties and assumptions. Actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, without limitation, risks and uncertainties associated with the consummation of the Private Placement, uncertainties related to market conditions, the satisfaction of customary closing conditions related to the Private Placement, the completion of the Private Placement on the anticipated terms or at all, general economic conditions and other risks identified from time to time in the reports the Company files with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov. The forward-looking statements in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to update or revise any of the statements. The Company’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPUS GENETICS, INC.

Date: August 25, 2025	By:	/s/ Dr. George Magrath
	Name:	Dr. George Magrath
	Title:	Chief Executive Officer